                                                                   EXHIBIT 99.1


                  CHRIS-CRAFT INDUSTRIES, INC. AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS:

         Report of Independent Accountants

         Consolidated Balance Sheets - December 31, 2000 and 1999

         Consolidated Statements of Income - For the Years Ended December 31,
           2000, 1999 and 1998

         Consolidated Statements of Cash Flows - For the Years Ended December
           31, 2000, 1999 and 1998

         Consolidated Statements of Shareholders' Investment - For the Years
           Ended December 31, 2000, 1999 and 1998

         Notes to Consolidated Financial Statements

QUARTERLY FINANCIAL INFORMATION

               Report of Independent Certified Public Accountants

PricewaterhouseCoopers LLP
200 East Las Olas Blvd.
Fort Lauderdale FL 33301

To the Board of Directors and
Shareholders of Chris-Craft Industries, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, shareholders' investment and cash flows present fairly, in all material respects, the financial position of Chris-Craft Industries, Inc. and its subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/  PricewaterhouseCoopers LLP

March 8, 2001, except as to Note 8 which is as of March 14, 2001

                           Consolidated Balance Sheets
                  Chris-Craft Industries, Inc. and Subsidiaries

                                                          December 31,
(In thousands of dollars)                              2000         1999
----------------------------------------------------------------------------
Assets

Current Assets:
  Cash and cash equivalents                       $   252,514    $   119,427
  Marketable securities (substantially
   all U.S. Government securities)                  1,192,603      1,240,241
  Income tax refund receivable                        129,649              -
  Accounts receivable, less allowance for
   doubtful accounts of $4,330 and $4,676             105,595        102,292
  Film contract rights                                121,135        111,819
  Prepaid expenses and other current assets            57,312         71,316
----------------------------------------------------------------------------
     Total current assets                           1,858,808      1,645,095
----------------------------------------------------------------------------
Investments                                            89,662        104,176
----------------------------------------------------------------------------
Film Contract Rights, including deposits,
   less estimated portion to be
   used within one year                                43,978         39,550
----------------------------------------------------------------------------
Property and Equipment, at cost:
  Land, buildings and improvements                     52,219         49,559
  Machinery and equipment                             131,541        132,665
----------------------------------------------------------------------------
                                                      183,760        182,224
  Less-Accumulated depreciation                       116,569        117,185
----------------------------------------------------------------------------
                                                       67,191         65,039
----------------------------------------------------------------------------
Intangible Assets                                     460,793        474,846
----------------------------------------------------------------------------
Other Assets                                           31,777         17,279
----------------------------------------------------------------------------
                                                  $ 2,552,209    $ 2,345,985
============================================================================

                                                          December 31,
                                                       2000         1999
----------------------------------------------------------------------------
Liabilities and Shareholders' Investment

Current Liabilities:
  Film contracts payable within one year         $    107,913   $    102,737
  Accounts payable and accrued expenses               145,976        153,509
  Income taxes payable                                 24,512         34,907
----------------------------------------------------------------------------
       Total current liabilities                      278,401        291,153
----------------------------------------------------------------------------
Film Contracts Payable after One Year                 101,471         84,372
----------------------------------------------------------------------------
Other Long-Term Liabilities                            16,741         25,210
----------------------------------------------------------------------------
Minority Interest                                     553,394        503,447
----------------------------------------------------------------------------

Commitments and Contingencies (Note 9)

Shareholders' Investment:
  Cumulative preferred stock -
    Prior preferred stock - redeemed in
     2000; $1.00 dividend; stated at
     liquidating value of $21.50 per
     share; outstanding 73,399 shares
     at December 31, 1999                                   -          1,578
    Convertible preferred stock -
     $1.40 dividend; stated at
     $17.50 per share; currently
     authorized 232,809 shares;
     outstanding 232,809 and 234,374
     shares (liquidating value
     $23.00 per share, aggregating $5,355)              4,075          4,102
    Class B common stock - par value $.50
     per share; currently authorized
     50,000,000 shares; outstanding
     7,832,694 and 7,997,292 shares                     3,916          3,999
    Common stock - par value $.50 per
     share; currently authorized 100,000,000
     shares; outstanding 27,167,559
     and 25,781,763 shares                             14,375         13,682
    Capital surplus                                   490,001        420,390
    Retained earnings                               1,087,149        991,398
    Accumulated other comprehensive income              2,686          6,654
----------------------------------------------------------------------------
                                                    1,602,202      1,441,803
----------------------------------------------------------------------------
                                                 $  2,552,209   $  2,345,985
============================================================================

     The accompanying notes to consolidated financial statements are an integral part of these statements.

                        Consolidated Statements of Income
                  Chris-Craft Industries, Inc. and Subsidiaries

                                                Year ended December 31,
(In thousands except per share data)       2000          1999          1998
----------------------------------------------------------------------------
Operating Revenues:
Television revenues                    $   505,504   $  469,347   $  445,850
Sales of manufactured products              23,338       22,200       21,243
----------------------------------------------------------------------------
                                           528,842      491,547      467,093
----------------------------------------------------------------------------
Operating Expenses:
  Television expenses                      239,763      219,936      210,947
  Cost of manufactured products sold        14,408       13,833       13,754
  Selling, general and administrative      159,439      163,581      147,722
----------------------------------------------------------------------------
                                           413,610      397,350      372,423
----------------------------------------------------------------------------
  Operating income                         115,232       94,197       94,670
----------------------------------------------------------------------------

Other Income (Expense):
Interest and other income, net             138,191      106,183       80,337
Equity loss and other related to
 United Paramount Network                  (35,696)     (97,344)     (88,597)
----------------------------------------------------------------------------
                                           102,495        8,839       (8,260)
----------------------------------------------------------------------------
  Income before (benefit)
    provision for income
    taxes and minority interest            217,727      103,036       86,410

(Benefit) Provision for Income Taxes        (1,100)      32,300       32,500
----------------------------------------------------------------------------

  Income before minority interest          218,827       70,736       53,910

Minority Interest                           60,814       28,303       24,440
----------------------------------------------------------------------------

  Net income                           $   158,013   $   42,433   $   29,470
============================================================================
Weighted Average Common
  Shares Outstanding                        34,913       34,599       34,545
============================================================================
Earnings per Share:
  Basic                                $      4.52   $     1.21   $      .84
  Diluted                              $      3.58   $      .97   $      .67
============================================================================

     The accompanying notes to consolidated financial statements are an integral part of these statements.

                      Consolidated Statements of Cash Flows
                  Chris-Craft Industries, Inc. and Subsidiaries

                                                        Year ended December 31,
                                                    -------------------------------
(In thousands of dollars)                              2000       1999      1998
-----------------------------------------------------------------------------------
Cash Flows from Operating Activities:
Net income                                          $ 158,013  $  42,433  $  29,470
Adjustments to reconcile net income to
  net cash provided from operating activities:
    Film contract amortization                        107,851     99,735     88,507
    Film contract payments                           (104,613)  (100,834)  (100,824)
    Programming write down                             10,000          -          -
    Depreciation and other amortization                26,259     24,378     22,088
    Equity loss and other related to
    United Paramount Network                           35,696     97,344     88,597
    Net gain on disposition of
     marketable securities                            (17,541)   (33,123)    (5,316)
    Minority interest                                  60,814     28,303     24,440
    Other                                               4,528     (3,482)     2,486
    Changes in assets and liabilities:
     Accounts receivable                               (3,303)   (12,613)     1,090
     Interest receivable on tax refund                (44,019)         -          -
     Other assets                                      (3,072)    (5,499)     7,271
     Accounts payable and other liabilities           (11,245)    23,479      1,198
     Income taxes                                     (94,600)    (4,056)     8,900
-----------------------------------------------------------------------------------
       Net cash provided from
        operating activities                          124,768    156,065    167,907
-----------------------------------------------------------------------------------
Cash Flows from Investing Activities:
  Disposition of marketable securities                539,970    463,317    414,133
  Purchase of marketable securities                  (484,361)  (484,480)  (391,963)
  Station acquisitions (includes $58,903 and
   $77,646 of intangible assets)                            -    (61,269)   (80,214)
  Investment in United Paramount Network              (25,875)  (106,550)   (88,100)
  Other investments                                    (5,871)   (21,247)   (22,153)
  Capital expenditures                                (14,353)   (20,616)   (12,260)
  Other                                                 2,937     (3,118)    (1,852)
-----------------------------------------------------------------------------------
       Net cash provided from (used in)
        investing activities                           12,447   (233,963)  (182,409)
-----------------------------------------------------------------------------------
Cash Flows from Financing Activities:
Capital transactions of subsidiaries                   (7,971)    (2,445)   (56,408)
Purchase of treasury stock                                  -    (11,145)   (20,171)
Proceeds from exercise of employee
 stock options                                          6,060      7,020      5,783
Redemption of prior preferred stock                    (1,835)         -          -
Dividends on preferred stock                             (382)      (402)      (414)
-----------------------------------------------------------------------------------
       Net cash used in financing activities           (4,128)    (6,972)   (71,210)
-----------------------------------------------------------------------------------
Net Increase (Decrease) in Cash
 and Cash Equivalents                                 133,087    (84,870)   (85,712)
Cash and Cash Equivalents
 at Beginning of Year                                 119,427    204,297    290,009
-----------------------------------------------------------------------------------
Cash and Cash Equivalents at
  End of Year                                       $ 252,514  $ 119,427  $ 204,297
===================================================================================

     The accompanying notes to consolidated financial statements are an integral part of these statements.

               Consolidated Statements of Shareholders' Investment
                  Chris-Craft Industries, Inc. and Subsidiaries

                                                                                               Treasury
                                                      Outstanding Shares                        Shares
                                          --------------------------------------------         --------
                                                     Class B      $1.00          $1.40
                                          Common     Common     Preferred     Preferred         Common
-------------------------------------------------------------------------------------------------------
Balance at December 31, 1997            23,652,015  7,930,384     73,399       246,601                -
Comprehensive income:
 Net income                                      -          -          -             -                -
  Other comprehensive income:
    Unrealized net gain on
      securities (net of
      tax of $8,954)                             -          -          -             -                -
    Reclassification
      adjustment (net
      of tax of $1,887)                          -          -          -             -                -
    Other comprehensive income,
      net of tax                                 -          -          -             -                -
Total comprehensive income                       -          -          -             -                -
Capital transactions
 of subsidiaries                                 -          -          -             -                -
Dividends on preferred stock                     -          -          -             -                -
Common stock dividend - 3%                 708,435    237,302          -             -                -
Conversion of preferred stock              151,109    209,566          -       (10,666)               -
Conversion of Class B
 common stock                              249,315   (249,315)         -             -                -
Stock options, including
 related tax benefits                      190,722          -          -             -                -
Acquisition of treasury stock                    -          -          -             -         (395,400)
Retirement of treasury stock              (395,400)         -          -             -          395,400
-------------------------------------------------------------------------------------------------------
Balance at December 31, 1998            24,556,196  8,127,937     73,399       235,935                -
Comprehensive income:
 Net income                                      -          -          -             -                -
  Other comprehensive income:
   Unrealized net gain on
      securities (net of
      tax of $5,414)                             -          -          -             -                -
   Reclassification adjustment
      (net of tax of $11,624)                    -          -          -             -                -
   Other comprehensive income,
      net of tax                                 -          -          -             -                -
Total comprehensive income                       -          -          -             -                -
Capital transactions
 of subsidiaries                                 -          -          -             -                -
Dividends on preferred stock                     -          -          -             -                -
Common stock dividend - 3%                 733,553    242,313          -             -                -
Conversion of preferred stock               54,232         46          -        (1,561)               -
Conversion of Class B
 common stock                              373,004   (373,004)         -             -                -
Stock options, including
 related tax benefits                      310,278       -             -             -                -
Acquisition of treasury stock                    -       -             -             -         (245,500)
Retirement of treasury stock              (245,500)      -             -             -          245,500
-------------------------------------------------------------------------------------------------------
Balance at December 31, 1999            25,781,763  7,997,292     73,399       234,374                -
Comprehensive income:
 Net income                                      -          -          -             -                -
  Other comprehensive income:
    Unrealized net gain on
      securities (net of
      tax of $1,760)                             -          -          -             -                -
    Reclassification adjustment
      (net of tax of $5,629)                     -          -          -             -                -
      Other comprehensive income,
        net of tax                               -          -          -             -                -
Total comprehensive income                       -          -          -             -                -
Capital transactions
 of subsidiaries                                 -          -          -             -                -
Dividends on preferred stock                     -          -          -             -                -
Common stock dividend - 3%                 776,123    238,632          -             -                -
Conversion of preferred stock               56,127          -          -        (1,565)               -
Conversion of Class B
 common stock                              403,230   (403,230)         -             -                -
Stock options, including
 related tax benefits                      150,316          -          -             -                -
Redemption of prior
 preferred stock                                 -          -    (73,399)            -                -
-------------------------------------------------------------------------------------------------------
Balance at December 31, 2000            27,167,559  7,832,694          -       232,809                -
=======================================================================================================


                                                                 Dollar Amount (In thousands)
                                         ------------------------------------------------------------------------------
                                                                                            Accumulated
                                                                                               Other
                                         Common  Preferred  Capital     Retained  Treasury  Comprehensive Comprehensive
                                         Stocks    Stocks   Surplus     Earnings    Stock      Income        Income
                                         ------------------------------------------------------------------------------
Balance at December 31, 1997             $16,582  $ 5,893  $ 343,956  $ 1,010,384 $     -    $  6,365
Comprehensive income:
 Net income                                    -        -          -       29,470       -           -      $ 29,470
                                                                                                           --------
  Other comprehensive income:
    Unrealized net gain on
      securities (net of tax of
      $8,954)                                  -        -          -            -       -           -        12,199
    Reclassification
      adjustment (net of tax of
      $1,887)                                  -        -          -            -       -           -        (2,494)
                                                                                                           --------
    Other comprehensive income,
      net of tax                               -        -          -            -       -       9,705         9,705
                                                                                                           --------
Total comprehensive income                     -        -          -            -       -           -      $ 39,175
                                                                                                           ========
Capital transactions
 of subsidiaries                               -        -       (924)           -       -           -
Dividends on preferred stock                   -        -          -         (414)      -           -
Common stock dividend - 3%                   473        -     45,783      (46,256)      -           -
Conversion of preferred stock                180     (186)         6            -       -           -
Conversion of Class B
 common stock                                  -        -          -            -       -           -
Stock options including
 related tax benefits                         96        -      6,877            -       -           -
Acquisition of treasury stock                  -        -          -            - (19,521)          -
Retirement of treasury stock                (198)       -    (19,323)           -  19,521           -
-----------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1998              17,133    5,707    376,375      993,184       -      16,070
Comprehensive income:
  Net income                                   -        -          -       42,433       -           -      $ 42,433
                                                                                                           --------
  Other comprehensive income:
    Unrealized net gain on
     securities (net of tax of
     $5,414)                                   -        -          -            -       -           -         7,623
    Reclassification
     adjustment (net of Tax of
     $11,624)                                  -        -          -            -       -           -       (17,039)
                                                                                                           --------
    Other comprehensive
     income, net of tax                        -        -          -            -       -      (9,416)       (9,416)
                                                                                                           --------
Total comprehensive income                     -        -          -            -       -           -      $ 33,017
                                                                                                           ========
Capital transactions of
 subsidiaries                                  -        -      1,474            -       -           -
Dividends on preferred stock                   -        -          -         (402)      -           -
Common stock dividend - 3%                   488        -     43,328      (43,817)      -           -
Conversion of preferred stock                 27      (27)         -            -       -           -
Conversion of Class B
 common stock                                  -        -          -            -       -           -
Stock options, including
 related tax benefits                        155        -     10,236            -       -           -
Acquisition of treasury
 stock                                         -        -          -            - (11,145)          -
Retirement of treasury
 stock                                      (122)       -    (11,023)           -  11,145           -
-----------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1999              17,681    5,680    420,390      991,398       -       6,654
Comprehensive income:
 Net income                                    -        -          -      158,013       -           -      $158,013
                                                                                                           --------
Other comprehensive income:
 Unrealized net gain on
  securities (net of tax
  of $1,760)                                   -        -          -            -       -           -         2,426
 Reclassification
  adjustment (net of
  tax of $5,629)                               -        -          -            -       -           -        (6,394)
                                                                                                           --------
 Other comprehensive
  income, net of tax                           -        -          -            -       -      (3,968)       (3,968)
                                                                                                           --------
Total comprehensive income                     -        -          -            -       -           -      $154,045
                                                                                                           ========
Capital transactions of
 subsidiaries                                  -        -      1,055            -       -           -
Dividends on preferred stock                   -        -          -         (382)      -           -
Common stock dividend - 3%                   507        -     61,373      (61,880)      -           -
Conversion of preferred stock                 28      (27)        (1)           -       -           -
Conversion of Class B
 common stock                                  -        -          -            -       -           -
Stock options, including
 related tax benefits                         75        -      7,441            -       -           -
Redemption of prior
 preferred stock                               -   (1,578)      (257)           -       -           -
-----------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2000             $18,291  $ 4,075  $ 490,001  $ 1,087,149 $     -    $  2,686
=======================================================================================================================

     The accompanying notes to consolidated financial statements are an integral part of these statements.

                   Notes to Consolidated Financial Statements
                  Chris-Craft Industries, Inc. and Subsidiaries

NOTE 1
-----------------------------------------------------------------------------
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(A)   BUSINESS AND BASIS OF PRESENTATION

     Chris-Craft's primary business is television broadcasting, conducted through its majority owned (80.0% at December 31, 2000 and 1999) television broadcasting subsidiary, BHC Communications, Inc. BHC wholly owned subsidiaries operate three television stations, and BHC's majority owned (57.9% at December 31, 2000 and 58.1% at December 31, 1999) subsidiary, United Television, Inc.
(UTV), operates seven television stations.

     BHC accounted for its interest in the partnership that operated the United Paramount Network (UPN), a broadcast television network which premiered in January 1995, under the equity method. BHC recorded 100% of UPN's start-up losses from the network's 1994 inception through January 15, 1997, when Viacom Inc. completed its acquisition of a 50% interest in the partnership. Thereafter, BHC has recorded 50% of UPN's start-up losses. On March 31, 2000, BHC sold its remaining 50% interest in UPN to Viacom. As a result of the sale, BHC has no further ownership interest in the network or obligation to fund UPN's operations.

     The accompanying consolidated financial statements include the accounts of Chris-Craft and its subsidiaries, after elimination of all significant intercompany accounts and transactions. The pro rata interests of BHC and UTV minority shareholders in the net income and net assets of BHC and UTV are set forth as Minority Interest in the Consolidated Statements of Income and Consolidated Balance Sheets, respectively. Chris-Craft has elected to present Comprehensive Income in the Consolidated Statements of Shareholders' Investment. Such amounts have been presented net of income taxes and minority interests. Preparation of financial statements in accordance with generally accepted accounting principles requires the use of management estimates and assumptions. Actual results could differ.

(B)   FINANCIAL INSTRUMENTS

     Cash equivalents are securities having maturities at time of purchase not exceeding three months. The fair value of cash equivalents approximates carrying value, reflecting their short maturities.

     All of Chris-Craft's marketable securities have been categorized as available for sale and are carried at fair market value. Since marketable securities are available for current operations, all are included in current assets, as follows:

                                           Gross Unrealized
                                           ----------------
(In thousands)                      Cost     Gains    Losses   Fair Value
December 31, 2000:
  U.S. Government securities   $ 1,091,231  $  1,777  $    33  $ 1,092,975
  Other                             95,909     5,275    1,556       99,628
--------------------------------------------------------------------------
                               $ 1,187,140  $  7,052  $ 1,589  $ 1,192,603
==========================================================================

                                            Gross Unrealized
                                            ----------------
(In thousands)                      Cost     Gains    Losses   Fair Value
December 31, 1999:
  U.S. Government securities   $ 1,149,089  $    35   $ 2,520  $ 1,146,604
  Other                             75,342   21,090     2,795       93,637
--------------------------------------------------------------------------
                               $ 1,224,431  $21,125   $ 5,315  $ 1,240,241
==========================================================================

     Of the U.S. Government securities held at December 31, 2000, 99% mature within one year and all within 17 months.

     Certain additional information related to Chris-Craft's marketable securities as of and for the years ended December 31, 2000, 1999 and 1998 is as follows:

(In thousands)                          2000         1999          1998
-------------------------------------------------------------------------
Sales proceeds                      $ 539,970     $ 463,317     $ 414,133
Realized gains                         19,702        33,153         6,018
Realized losses                         2,161            30           702
Net unrealized gain                     5,463        15,810        33,621
Adjustment for unrealized gain,
  net of deferred income taxes
  and minority interests            $   2,686     $   6,654     $  16,070
=========================================================================

   For purposes of computing realized gains and losses, cost was determined using the specific identification method.

(C)   FILM CONTRACTS

     Chris-Craft's television stations own film contract rights which allow generally for limited showings of films and syndicated programs. Film contract rights and related liabilities are recorded when the programming becomes available for telecasting.

     Contracts are amortized over the estimated number of showings, using primarily accelerated methods as films are used, based on management's estimates of the flow of revenue and the ultimate total cost for each contract. In the opinion of management, future revenue derived from airing programming will be sufficient to cover related unamortized rights balances at December 31, 2000. The estimated costs of recorded film contract rights to be charged to income within one year are included in current assets; payments on such contracts due within one year are included in current liabilities. The approximate future maturities of film contracts payable after one year at December 31, 2000 are $51,148,000, $36,644,000, $11,360,000 and $2,319,000 in 2002, 2003, 2004 and
thereafter, respectively. The net present value at December 31, 2000 of such payments, based on a 9.5% discount rate, was approximately $79,900,000. See Note
9. In the 2000 second quarter, Chris-Craft recorded an impairment charge of $10 million related to one of its programs.

(D)   DEPRECIATION AND AMORTIZATION

     Depreciation of property and equipment is generally provided on the straight-line method over the estimated useful lives of the assets, ranging from three to 40 years, except that leasehold improvements are amortized over the lives of the respective leases, if shorter.

(E)   INTANGIBLE ASSETS

     Intangible assets reflect the excess of the purchase prices of businesses acquired over net tangible assets at dates of acquisition. The carrying values of such intangibles as of December 31, 2000 and 1999 are as follows:

(In thousands)                                       2000          1999
-------------------------------------------------------------------------
Television Division                             $   460,019   $   474,072
Industrial Division                                     774           774
-------------------------------------------------------------------------
                                                $   460,793   $   474,846
=========================================================================

     Television Division amounts primarily relate to television station WWOR, which was acquired in 1992, and television stations WRBW and WUTB, the assets of which were acquired in 1999 and 1998, respectively, and are being amortized on a straight-line basis over 40-year periods. Accumulated amortization of intangible assets totalled $104,709,000 at December 31, 2000 and $90,650,000 at December 31, 1999. Intangible assets at December 31, 2000 and 1999 include goodwill, net of amortization, totalling $55,217,000 and $56,652,000, respectively, resulting from purchases by BHC of its own shares at prices greater than net book value.

     Chris-Craft reviews its long-lived assets, identifiable intangibles and goodwill and reserves for their impairment based generally upon estimated future undiscounted cash flows whenever events or changes in circumstances indicate the carrying value may not be fully recoverable.

(F)   REVENUE RECOGNITION AND BARTER TRANSACTIONS

     Revenue is recognized upon broadcast of television advertising and upon shipment of manufactured products. The estimated fair value of goods or services received by Chris-Craft's television stations in barter (nonmonetary) transactions, most of which relate to the acquisition of programming, is recognized as revenue when the air time is used by the advertiser. Barter revenue totalled $44,541,000 in 2000, $44,222,000 in 1999 and $47,654,000 in
1998. Barter expense in each year approximated barter revenue.

(G)   EARNINGS PER SHARE

   Earnings per share amounts have been computed as follows:

                                             Year ended December 31,
(In thousands except per share data)     2000         1999         1998
-------------------------------------------------------------------------
BASIC -
Net income                           $  158,013   $   42,433   $   29,470
Less: Preferred stock dividends            (381)        (402)        (410)
-------------------------------------------------------------------------
  Income available to common
    shareholders                     $  157,632   $   42,031   $   29,060
=========================================================================
Weighted average common shares
 outstanding                             34,913       34,599       34,545
=========================================================================
   Basic per share amount            $     4.52   $     1.21   $      .84
=========================================================================

                                              Year ended December 31,
(In thousands except per share data)      2000         1999         1998
-------------------------------------------------------------------------
DILUTED -
Income available to common
 shareholders                        $  157,632   $   42,031   $   29,060
Effect of dilutive securities -
  Convertible preferred stock
    dividend                                326          329          337
  Dilution of UTV net income from
    UTV stock options                       (74)         (76)         (82)
-------------------------------------------------------------------------
    Income available assuming
     dilution                        $  157,884   $   42,284   $   29,315
=========================================================================

Weighted average common shares
 outstanding                             34,913       34,599       34,545
Effect of dilutive securities -
  Convertible preferred stock             8,396        8,442        8,707
  Stock options                             841          483          312
-------------------------------------------------------------------------
Weighted average shares outstanding
   assuming dilution                     44,150       43,524       43,564
=========================================================================

   Diluted per share amount          $     3.58   $      .97   $      .67
=========================================================================

     All securities which could dilute per share amounts are included in the computation of diluted earnings per share.

(H)   STOCK-BASED COMPENSATION

     Chris-Craft has chosen to continue to account for stock-based compensation using the intrinsic value method. See Note 6.

     (I) SUPPLEMENTAL CASH FLOW INFORMATION AND DISCLOSURE OF NONCASH INVESTING ACTIVITIES

     Cash paid for income taxes totalled $93,700,000 in 2000, $36,100,000 in 1999 and $30,600,000 in 1998.

NOTE 2
------------------------------------------------------------------------------
UNITED PARAMOUNT NETWORK AND OTHER INVESTMENTS:

     In July 1994, BHC, along with Viacom Inc.'s Paramount Television Group, formed the United Paramount Network, a broadcast television network which premiered in January 1995. BHC owned 100% of UPN from its inception through January 15, 1997, when Viacom completed the exercise of its option to acquire a 50% interest in UPN, and, accordingly, BHC and Viacom shared equally in UPN's losses and funding requirements. On March 31, 2000, BHC sold its remaining 50% interest in UPN to Viacom. As a result of the sale, BHC has no further ownership interest in the network or obligation to fund UPN's operations.

     UPN had been organized as a partnership, and BHC's partnership interest was accounted for under the equity method. At December 31, 1999, the carrying value of such interest totalled $9,821,000, and is included in Investments on the accompanying Consolidated Balance Sheets. Equity loss and other related to UPN in the accompanying Consolidated Statements of Income totalled $35,696,000 for the year ended December 31, 2000 and includes equity loss in UPN of $22,574,000, loss on sale of BHC's interest in UPN of $11,347,000, and related expenses of $1,775,000. Condensed consolidated financial statements of UPN, insofar as reflected in Chris-Craft's financial statements, are as follows:

BALANCE SHEET
                                                              December 31,
(In thousands)                                                    1999
-------------------------------------------------------------------------
Current assets                                                $    85,531
Other assets                                                       30,826
-------------------------------------------------------------------------
                                                              $   116,357
=========================================================================
Current liabilities                                           $    96,715
Partners' capital                                                  19,642
-------------------------------------------------------------------------
                                                              $   116,357
=========================================================================

STATEMENTS OF OPERATIONS
                                             Year ended December 31,
(In thousands)                           2000*        1999         1998
-------------------------------------------------------------------------
Operating revenues                   $   36,535   $  134,127  $    96,401
Operating expenses                       81,964      325,845      275,165
-------------------------------------------------------------------------
   Operating loss                       (45,429)    (191,718)    (178,764)
Other income (expense), net                 281       (2,970)       1,571
-------------------------------------------------------------------------
   Net loss                          $  (45,148)  $ (194,688) $  (177,193)
=========================================================================

     * Reflects UPN's results of operations through March 31, 2000, the date BHC sold its remaining interest.

     The following information as it relates to UPN is provided in accordance with Statement of Financial
Accounting Standards (SFAS) 131.  See Note 10.

                                                  Year ended December 31,
(In thousands)                                        1999        1998
-------------------------------------------------------------------------
Depreciation and amortization                        $    751  $    2,069
Capital expenditures                                 $    454  $    1,565

     Also included in Investments on the accompanying Consolidated Balance Sheets are Chris-Craft's other investments which it considers long-term. In December 2000, Chris-Craft recorded an impairment charge of $10 million related to these investments.

NOTE 3
-----------------------------------------------------------------------------
ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

   Accounts payable and accrued expenses consist of the following:

                                                         December 31,
(In thousands)                                         2000        1999
-------------------------------------------------------------------------
Accounts payable                                    $  10,723   $   9,830
Accrued expenses -
  Payroll and compensation                             64,777      76,189
  Deferred barter revenue                              41,978      39,754
  Other                                                28,498      27,736
-------------------------------------------------------------------------
                                                    $ 145,976   $ 153,509
=========================================================================

NOTE 4
-----------------------------------------------------------------------------
SHAREHOLDERS' INVESTMENT:

     In September 2000, Chris-Craft redeemed all 73,399 outstanding shares of its $1.00 prior preferred stock at a redemption price of $25.00 per share. Each share of $1.40 convertible preferred stock is redeemable by Chris-Craft at $40.00 and is convertible into common stock as set forth below. Chris-Craft has authorized 10,000,000 shares of preferred stock, $1.00 par value, that may be issued without further shareholder approval, in one or more series, the terms and provisions of which shall be set by the Board of Directors.

     Each share of Class B common stock entitles the holder to ten votes (common stock entitles the holder to one vote per share), is convertible at all times into common stock on a share-for-share basis, is not transferable except to specified persons ("Permitted Transferees") and, in general, carries the same per share dividend and liquidation rights as a share of common stock, except that the Board of Directors may in its discretion declare greater cash dividends per share on the common stock than on the Class B common stock. No additional Class B shares may be issued without further shareholder approval, except upon the conversion of $1.40 convertible preferred shares by holders of record on November 10, 1986 (the record date for the initial distribution of Class B common stock) or Permitted Transferees, or in payment of stock dividends or stock splits on outstanding shares of Class B common stock.

     So long as any Class B common stock is outstanding, each share of $1.40 convertible preferred stock will entitle the holder on November 10, 1986, or Permitted Transferees, to convert such share of $1.40 convertible preferred stock into 11.97643 shares of common stock and 23.95286 shares of Class B common stock, and to 252.0 votes. The foregoing special conversion and voting rights will be available to holders of $1.40 convertible preferred stock transferred after November 10, 1986 only under the same circumstances as those in which the Class B common stock is transferable. Each share of $1.40 convertible preferred stock transferred after November 10, 1986 entitles its holder (other than a Permitted Transferee) to convert such share into 35.92929 shares of common stock and 35.9 votes.

     Chris-Craft, from time to time, has purchased shares of its capital stock, including 1999 purchases of 245,500 shares of common stock. No shares were purchased in 2000, and, at December 31, 2000, 586,602 shares of common stock remained authorized for purchase.

     As of December 31, 2000, shares of Chris-Craft's authorized but unissued common stock were reserved for issuance as follows:

                                                                   Shares
-------------------------------------------------------------------------
Conversion of Class B common stock                              7,832,694
Conversion of $1.40 convertible preferred stock*                8,364,662
Stock options (including options outstanding
  for 3,629,386 shares)                                         4,969,126
-------------------------------------------------------------------------
                                                               21,166,482
=========================================================================
  * Including Class B common shares.

NOTE 5
-----------------------------------------------------------------------------
CAPITAL TRANSACTIONS OF SUBSIDIARIES:

     BHC had outstanding, at December 31, 2000, 4,511,605 shares of Class A common stock and 18,000,000 shares of Class B common stock. Chris-Craft owns all outstanding Class B common shares and 10,000 Class A common shares, which represented 80% of BHC's then outstanding equity and 97.6% of BHC's voting power. From January 1990, when BHC became a public company and was 60% owned by Chris-Craft, through December 31, 1998, BHC purchased 6,895,590 shares of its Class A common stock, including 226,503 from UTV in 1998, at an aggregate cost of $516,503,000. BHC treasury stock expenditures totalled $46,305,000 in 1998. Since December 31, 1998, no additional shares were acquired by BHC. At December 31, 2000, 185,497 Class A common shares remained authorized for purchase.

     UTV has also acquired its own shares, expending $828,000 in 1999 and $7,010,000 in 1998, and received proceeds of $3,049,000 in 2000, $4,849,000 in
1999 and $3,579,000 in 1998 from the exercise of stock options. There were no shares acquired by UTV in 2000.

     Such transactions, together with BHC special dividends of $2.00 per share in 2000, and $1.00 per share in 1999 and 1998, and UTV dividends of $.50 per share in 2000, 1999 and 1998, are reflected in the accompanying Consolidated Statements of Cash Flows and Consolidated Statements of Shareholders' Investment under the caption Capital transactions of subsidiaries, net of intercompany eliminations and minority interests.

NOTE 6
-----------------------------------------------------------------------------
STOCK OPTIONS:

     Under the 1999 Management Incentive Plan, adopted by Chris-Craft shareholders in May 1999, options (including Incentive Stock Options) to purchase shares of common stock may be granted from time to time to employees of Chris-Craft and its subsidiaries, at prices not less than the fair market value at date of grant. The 1999 Plan replaced a similar plan, the 1994 Plan, which was terminated with respect to the grant of additional options when the 1999 Plan became effective. One grant of options under the 1999 Plan is exercisable in 50% installments commencing four years from date of grant. All other options are exercisable in cumulative annual installments of 33 1/3% commencing one year from date of grant. Options expire over a period determined by the Plan Committees, which may not exceed ten years from date of grant. Options currently outstanding expire either five or ten years from date of grant.

     Both the 1999 Plan and the 1994 Plan permit the Plan Committees to award stock appreciation rights to holders of options granted under the Plans. Such rights entitle the holders, in lieu of exercising their options, to receive payment from Chris-Craft in cash, stock or a combination thereof, equal to the greater of the appreciation in market value or book value of the shares covered by exercisable options. No stock appreciation rights have been awarded under either Plan.

     Transactions under the two Plans during the three years ended December 31, 2000 were as follows:

                                                        Weighted
                                                         Average
(In thousands of dollars except          Shares under   Exercise
 per share data)                            Option        Price       Total
-----------------------------------------------------------------------------
Outstanding, December 31, 1997             1,050,511   $   31.72   $   33,321
Increase to reflect 3% stock dividend         30,333           -            -
Granted                                      122,500   $   51.31        6,285
Exercised                                   (174,571)  $   31.21       (5,449)
-----------------------------------------------------------------------------
Outstanding, December 31, 1998             1,028,773   $   33.20       34,157
Increase to reflect 3% stock dividend         76,300           -            -
Granted                                    2,716,800   $   51.14      138,947
Exercised                                   (364,618)  $   30.78      (11,222)
Cancelled                                     (7,897)  $   49.89         (394)
-----------------------------------------------------------------------------
Outstanding, December 31, 1999             3,449,358   $   46.82      161,488
Increase to reflect 3% stock dividend        103,156           -            -
Granted                                       40,000   $   75.75        3,030
Exercised                                   (114,514)  $   43.82       (5,018)
Cancelled                                    (57,459)  $   41.82       (2,403)
-----------------------------------------------------------------------------
Outstanding December 31, 2000              3,420,541   $   45.93   $  157,097
=============================================================================

     Of the 3,420,541 shares subject to options under the above plans at December 31, 2000, 1,089,051 shares are subject to options currently exercisable at $28.79 to $49.83 per share that expire from June 14, 2003 through January 7, 2009. The remaining 2,331,490 shares are subject to options exercisable at $40.89 to $73.54 per share that expire from June 14, 2003 to September 27, 2009. At December 31, 2000, options for 1,297,802 shares were available for grant under the 1999 Plan.

     Chris-Craft received 0 common shares in 2000, 83,310 common shares in 1999 and 7,396 common shares in 1998 as partial payment of exercised options.

     Under the 1994 Director Stock Option Plan, a fixed number of immediately exercisable options to purchase shares of common stock are granted annually to each nonemployee director of Chris-Craft, at prices equal to fair market value at date of grant. The 1994 Director Stock Option Plan replaced a similar plan which has been terminated with respect to the grant of additional options.

     Transactions under the two Plans during the three years ended December 31, 2000 were as follows:

                                                  Weighted
                                                   Average
(In thousands of dollars        Shares under      Exercise
except per share data)             Option           Price        Total
-----------------------------------------------------------------------
Outstanding, December 31, 1997     159,600        $ 36.87       $ 5,885
Increase to reflect 3%
  stock dividend                     4,597              -             -
Granted                             45,008        $ 56.50         2,542
Exercised                          (23,547)       $ 31.46          (741)
-----------------------------------------------------------------------
Outstanding, December 31, 1998     185,658        $ 41.40         7,686
Increase to reflect 3%
  stock dividend                     5,544              -             -
Granted                             46,352        $ 47.00         2,178
Exercised                          (28,970)       $ 29.66          (859)
-----------------------------------------------------------------------
Outstanding, December 31, 1999     208,584        $ 43.17         9,005
Increase to reflect 3%
  stock dividend                     6,228              -             -
Granted                             29,835        $ 63.00         1,880
Exercised                          (35,802)       $ 29.16        (1,044)
-----------------------------------------------------------------------
Outstanding, December 31, 2000     208,845        $ 47.12       $ 9,841
=======================================================================

     Of the 208,845 shares subject to options under the 1994 Director Stock Option Plan at December 31, 2000, 131,274 are subject to options currently exercisable at $38.21 to $53.26 per share that expire from April 24, 2001 through May 2, 2003. The remaining 77,571 shares are subject to options currently exercisable at $45.63 to $63.00 per share that expire from May 3, 2004 to May 15, 2005. At December 31, 2000, options for 41,938 shares were available for grant under this plan.

     UTV also maintains stock option plans, and has chosen, like Chris-Craft, to continue to account for stock-based compensation using the intrinsic value method. If Chris-Craft and UTV had elected to recognize compensation expense based upon the fair value at the grant date for awards under their plans using the methodology prescribed by SFAS 123, Chris-Craft net income and earnings per share would have been the pro forma amounts as follows:

                                                 Year ended December 31,
(In thousands except per share amounts)       2000        1999         1998
-----------------------------------------------------------------------------
Net income:
  As reported                            $  158,013   $   42,433   $   29,470
  Pro forma                              $  152,058   $   37,608   $   28,975
Earnings per share:
  Basic -
    As reported                          $     4.52   $     1.21   $      .84
    Pro forma                            $     4.34   $     1.08   $      .83
  Diluted -
    As reported                          $     3.58   $      .97   $      .67
    Pro forma                            $     3.44   $      .86   $      .66

     These pro forma amounts may not be representative of the pro forma effect on net income in future years, since the estimated fair value of stock options is amortized over the vesting period, pro forma compensation expense related to grants made prior to 1995 is not considered and additional options may be granted in future years.

     The weighted average fair values of Chris-Craft options granted during 2000, 1999 and 1998 were $16.87, $11.10 and $12.24 per share, respectively, at dates of grant. The fair values of options were estimated using the Black-Scholes option pricing model with the following weighted average assumptions for the years ended December 31, 2000, 1999 and 1998, respectively: dividend yields of zero for all periods; expected volatility of 16.7%, 17.6% and 15.6%; risk free interest rates of 6.6%, 5.1% and 5.4%; and expected option life of 3.5, 3.5 and 3.9 years.

NOTE 7
-----------------------------------------------------------------------------
RETIREMENT PLANS:

     Chris-Craft and UTV maintain noncontributory defined benefit pension plans covering substantially all their employees. Benefits accrue annually based on compensation paid to participants each year. The funding policy is to contribute annually to the plans amounts sufficient to fund current service costs and to amortize any unfunded accrued liability over periods not to exceed 30 years.

     The estimated funded status of the Chris-Craft and UTV plans, including amounts accrued in the nonqualified plans, was as follows:

                                                             December 31,
(In thousands)                                            2000         1999
-----------------------------------------------------------------------------
Change in benefit obligation:
Benefit obligation at beginning of year               $   56,922   $   59,181
  Service cost                                             4,095        4,065
  Interest cost                                            4,687        3,931
  Actuarial loss/(gain)                                   12,580       (7,825)
  Benefits paid                                           (1,939)      (2,430)
-----------------------------------------------------------------------------
Benefit obligation at end of year                         76,345       56,922
-----------------------------------------------------------------------------
Change in plan assets:
Fair value of plan assets at beginning of year            42,010       37,219
  Actual return on plan assets                               975        3,082
  Employer contributions                                   5,381        4,139
  Benefits paid                                           (1,939)      (2,430)
-----------------------------------------------------------------------------
Fair value of plan assets at end of year                  46,427       42,010
-----------------------------------------------------------------------------
Plan assets less than projected benefit obligation       (29,918)     (14,912)
Unrecognized initial net asset                                16          (34)
Unrecognized prior service cost                              651          699
Unrecognized net actuarial loss/(gain)                     5,628       (9,308)
-----------------------------------------------------------------------------
Pension liability                                     $  (23,623)  $  (23,555)
=============================================================================

     Pension expense, including amounts accrued in Chris-Craft and UTV nonqualified plans for retirement benefits in excess of statutory limitations, was as follows:

                                                  Year ended December 31,
(In thousands)                                 2000        1999        1998
-----------------------------------------------------------------------------
Service cost                                $   4,095   $   4,065   $   4,187
Interest cost                                   4,687       3,931       3,574
Expected return on plan assets                 (3,324)     (2,912)     (2,533)
Amortization:
  Initial unrecognized net asset                  (50)        (50)        (50)
  Prior service cost                               48          48          47
  Actuarial gain                                   (7)          -          (9)
-----------------------------------------------------------------------------
Net periodic pension cost                   $   5,449   $   5,082   $   5,216
=============================================================================

     Assumptions used in accounting for pension plans for each year are as follows:

                                                        2000    1999    1998
-----------------------------------------------------------------------------
Discount rate                                           7.00%   7.50%   6.75%
Rate of increase in future compensation levels          4.00%   4.00%   4.00%
Expected long-term rate of return on assets             7.75%   7.75%   7.75%

     The accumulated benefit obligation, projected benefit obligation and fair value of plan assets for the above plans that had an accumulated benefit obligation in excess of the fair value of plan assets were $37,823,000, $47,410,000, and $20,437,000, respectively, at December 31, 2000 and
$10,456,000, $13,972,000 and $0, respectively, at December 31, 1999.

     Chris-Craft and certain of its subsidiaries maintain other retirement plans, primarily stock purchase and profit sharing plans. The aggregate costs of such plans, including related amounts accrued in the nonqualified plans referred to above, were $4,193,000 in 2000, $18,263,000 in 1999 and $8,931,000 in 1998.

NOTE 8
-----------------------------------------------------------------------------
INCOME TAXES:

     Income taxes are provided in the accompanying Consolidated Statements of Income as follows:

                                                 Year ended December 31,
(In thousands)                              2000          1999         1998
-----------------------------------------------------------------------------
Current:
    Federal                             $   (8,500)   $   29,300   $   24,300
    State                                    7,300        10,000        8,500
-----------------------------------------------------------------------------
                                            (1,200)       39,300       32,800
-----------------------------------------------------------------------------
Deferred:
    Federal                                   (200)       (7,200)        (800)
    State                                      300           200          500
-----------------------------------------------------------------------------
                                               100        (7,000)        (300)
-----------------------------------------------------------------------------
                                        $   (1,100)   $   32,300   $   32,500
=============================================================================

     In December 2000, BHC and the Internal Revenue Service settled for $124.4 million, including $42.9 million in interest through December 31, 2000, BHC's previously denied claim for a refund for capital losses generated in 1993. In addition, BHC recorded a corresponding state tax refund of $9.6 million, including $800,000 of interest through December 31, 2000. The IRS paid BHC a total of $126.1 million, which was received on March 14, 2001.

     Differences between income taxes at the federal statutory income tax rate and total income taxes provided are as follows:

                                                 Year ended December 31,
(In thousands)                               2000         1999         1998
-----------------------------------------------------------------------------
Taxes at federal statutory rate          $   76,204   $   36,063   $   30,244
State income taxes, net                       4,941        6,630        5,850
Amortization of intangible assets             3,626        3,626        3,250
Dividend from BHC                                 -        1,260        1,260
Reversal of valuation allowance                   -       (8,973)           -
Realization of tax benefit                  (86,300)      (6,500)      (8,500)
Other                                           429          194          396
-----------------------------------------------------------------------------
                                         $   (1,100)   $  32,300   $   32,500
=============================================================================

     In 1999, the valuation allowance was reversed as the uncertainty regarding realization was removed when BHC became a member of the Chris-Craft affiliated group.

     Deferred tax assets and deferred tax liabilities reflect the tax effect of the following differences between financial statement carrying amounts and tax bases of assets and liabilities:

                                                             December 31,
(In thousands)                                            2000         1999
-----------------------------------------------------------------------------
Accrued liabilities not deductible until paid         $   34,124   $   36,759
Film contract rights                                       9,527        8,254
Tax credit and loss carryforwards                              -        2,947
Investments                                                8,898            -
Other                                                        291          205
-----------------------------------------------------------------------------
    Deferred tax assets                                   52,840       48,165
-----------------------------------------------------------------------------
Investments                                                    -      (12,402)
Other intangibles                                         (4,392)      (3,324)
Property and equipment                                    (2,286)      (2,259)
Receivable not yet taxable                               (15,298)           -
SFAS 115 adjustment                                       (1,940)      (5,809)
-----------------------------------------------------------------------------
    Deferred tax liabilities                             (23,916)     (23,794)
-----------------------------------------------------------------------------
      Net deferred tax assets                         $   28,924   $   24,371
=============================================================================

     Tax benefits of $1,457,000, $3,371,000 and $1,189,000 arising from the exercise of employee stock options were credited to capital surplus in 2000, 1999 and 1998, respectively.

NOTE 9
-----------------------------------------------------------------------------
COMMITMENTS AND CONTINGENCIES:

     The aggregate amount payable by Chris-Craft's television stations under contracts for programming not currently available for telecasting and, accordingly, not included in film contracts payable and the related contract rights in the accompanying Consolidated Balance Sheets totalled $280,100,000 at December 31, 2000 (including $104,000,000 applicable to UTV).

     At December 31, 2000, UTV remains obligated for possible future consideration relating to the purchase of WRBW of up to $25,000,000.

     In April 1999, a jury awarded damages totalling $7.3 million (approximately $8.8 million including legal fees and interest through March 2001) to a former WWOR employee who filed suit alleging discrimination by the station. The station and its counsel believe the award to be unjustified and have filed an appeal which is scheduled to be heard in late March 2001. It is not possible to reasonably estimate the amount, if any, which ultimately will be paid. Accordingly, no amount has been reserved in Chris-Craft's financial statements relating to this matter.

     Montrose Chemical Corporation of California, whose stock is 50% owned by Chris-Craft and 50% by a subsidiary of AstraZeneca Inc., discontinued its manufacturing operations in 1983 and has since been defending claims for costs and damages relating to environmental matters. Chris-Craft is a defendant in certain of these actions. After insurance reimbursements totalling $11,105,000 in 2000, $1,174,000 in 1999 and $3,611,000 in 1998, Montrose-related net
(recoveries) expenses of $(1,356,000) in 2000, $1,632,000 in 1999 and $1,279,000
in 1998, are included in the accompanying Consolidated Statements of Income under the caption Interest and other income, net.

     Montrose is one of numerous defendants in a suit relating to alleged environmental impairment at the Stringfellow Hazardous Waste Disposal Site in California, brought in 1983 by the Federal Government and the State of California, which claim Montrose generated approximately 19% of the waste placed at the site. In 1990, the U.S. Environmental Protection Agency issued a Record of Decision for the site, which selected some of the interim remedial measures preferred by the EPA and the State, the present value of which was estimated by them to be $169 million, although the estimate is subject to potential variations of up to 50%. A ruling issued in 1995 allocated at least 65% of the liability (under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ["CERCLA"]) at the site to the State of California and approximately 25% of the liability to the generator defendants (including Montrose). A separate ruling under California law allocated 100% of the liability to the State. The State's appeal of the allocation rulings is pending. In December 1998, the State and the defendants, including Montrose, preliminarily agreed to a structure that, if certain conditions are satisfied, would resolve the Stringfellow suit. Chris-Craft is not a defendant.

     In May 1998, a group of approximately 750 current or former residents of the vicinity of the Stringfellow Site filed suit against Montrose, Chris-Craft and approximately 160 other defendants alleging personal injury and property damage from exposure to the site. In March 2000, the court dismissed the complaint as to all but approximately 125 plaintiffs on statute of limitations grounds. In February 2001, an individual plaintiff filed a similar action.

     In June 1990, the Federal Government and the State of California commenced an action against Montrose, Chris-Craft, affiliates of AstraZeneca and other defendants, alleging that Montrose and others released hazardous substances into Los Angeles Harbor and adjacent waters, and seeking to recover damages resulting from alleged injury to natural resources. In 1997, the Federal and State Governments stated they estimated the alleged damages at approximately $482 million. In December 2000, following a partial trial in October 2000, Montrose, Chris-Craft and the AstraZeneca affiliates entered into a partial consent decree that settled all claims against them respecting offshore areas for a collective total of $73 million, of which Montrose paid $50 million into escrow in January 2001, with the remaining $23 million to be paid by Montrose by May 1, 2001. The consent decree was entered by the court in March 2001.

     The action also seeks recovery for costs related to alleged hazardous substance contamination of the Montrose plant site in Torrance, California. Chris-Craft's potential liability for such costs was tried at the October 2000 trial, and a ruling is expected in June 2001 at the earliest. Chris-Craft contended that it is not liable and that it neither owned nor operated the facilities involved, nor did it arrange for the disposal of hazardous substances. Based on the available information, the status of the proceeding, and the applicable legal and accounting standards, Chris-Craft, in reliance among other things on the advice of counsel, believes that it should have no liability (under CERCLA or otherwise) for the operations of Montrose and does not presently consider liability to be "probable." Accordingly, under SFAS No. 5, "Accounting for Contingencies," no amount has been reserved for this action in Chris-Craft's financial statements.

     In September 1994, the EPA designated Chris-Craft as a "potentially responsible party" under CERCLA (a "PRP") in connection with the Diamond Alkali Superfund Site on the Passaic River in Newark, New Jersey. The EPA alleges that hazardous substances were released into the river from a facility operated by a Chris-Craft predecessor company. The facility was located near the Diamond Alkali property, but not on the river front, and was sold by Chris-Craft in 1972. Chris-Craft disputes that it is a responsible party. The former owner of the Diamond Alkali property is currently performing a study estimated to cost approximately $10 million to determine the extent of contamination in the area and to evaluate possible corrective actions. The Diamond Alkali Superfund Site matter does not involve Montrose, and based on the review to date by Chris-Craft and its counsel, they believe Chris-Craft has been erroneously identified as a PRP at the site; Chris-Craft is unable to determine at this stage if it could have any liability at the site.

     If a court ultimately rejected Chris-Craft's defenses in one or more of the foregoing matters, under CERCLA, Chris-Craft could be held jointly and severally liable, without regard to fault, for response costs and natural resource damages. A party's ultimate liability at a site generally depends on its involvement at the site, the nature and extent of contamination, the remedy selected, the role of other parties in creating the alleged contamination and the availability of contribution from those parties, as well as any insurance or indemnification agreements which may apply. In most cases, both the resolution of the complex issues involved and any necessary remediation expenditures occur over a number of years. Future legal and technical developments in each of the foregoing matters will be periodically reviewed to determine if an accrual of reserves for possible liability would be appropriate.

     Between August 14 and 21, 2000, various purported stockholders of BHC filed complaints in the Delaware Court of Chancery entitled Gissen v. BHC, et al., Civil Action No. 18209; Piven v. BHC, et al., Civil Action No. 18211; Voege v. Siegel, et al., Civil Action No. 18210; Stubbe v. BHC, et al., Civil Action No. 18217; and Rand v. BHC, et al., Civil Action No. 18229 (which collectively are referred to as the "BHC lawsuits"). During the same period, various purported stockholders of UTV filed complaints in the Delaware Court of Chancery entitled Pyenson v. UTV, et al., Civil Action No. 18222; Malamud v. UTV, et al., Civil Action No. 18218; and Rand v. UTV, et al., Civil Action No. 18235 (which collectively are referred to as the "UTV lawsuits" and, together with the BHC actions, as the "Delaware actions"). The Delaware actions assert claims against Chris-Craft, UTV, BHC, and some of their officers and directors, alleging, among other things, that Chris-Craft and/or BHC and/or UTV and the individual defendants breached their fiduciary duties to stockholders, and that certain defendants engaged in self-dealing, with respect to the News Corp. acquisitions by merger of BHC and/or UTV. The Delaware actions seek class action certification and injunctive relief against Chris-Craft, BHC and UTV or, in the alternative, to obtain rescission of the mergers or rescissory damages, and other relief.

     On September 25, 2000, the court entered an order of consolidation, consolidating the BHC lawsuits as In re BHC Communications, Inc. Shareholders Litigation, Civil Action No. 18209 and directing the plaintiffs to file a consolidated amended complaint. On October 2, 2000, the court entered an order of consolidation, consolidating the UTV lawsuits as In re United Television, Inc. Shareholders Litigation, Civil Action No. 18218 and directing that the complaint filed in Malamud v. UTV, Civil Action No. 18218, shall be deemed the operative complaint in the consolidated action.

     Chris-Craft, BHC and United Television believe that the Delaware actions are without merit and intend to defend them vigorously.

     Chris-Craft is a party to various other pending legal proceedings arising in the ordinary course of business. In the opinion of management, after taking into account the opinion of counsel with respect thereto, the ultimate resolution of these other matters will not have a material effect on Chris-Craft's consolidated financial position or results of operations.

NOTE 10
--------------------------------------------------------------------------------
INDUSTRY SEGMENT INFORMATION:

     The following table presents Chris-Craft's two reportable segments, the Television Division and the Industrial Division. UPN, which was accounted for under the equity method, was also considered a reportable segment under SFAS
131. However, all required segment information is included in Note 2. The accounting policies of the segments are the same as those described in the "Summary of Significant Accounting Policies." See Note 1.

                                                                                                               Deferred
                                            Operating   Depreciation                             Investment       Tax
                                Operating     Income        and          Capital     Segment         in         Assets
(In thousands)                   Revenues     (Loss)    Amortization  Expenditures   Assets          UPN     (Liabilities)
---------------------------------------------------------------------------------------------------------------------------
Year Ended December 31, 2000
Television Division              $505,504   $131,346     $ 25,655       $ 11,595   $2,434,481(b)  $     -      $   5,278
Industrial Division                23,338      4,607          567          2,811       13,118           -            214
Reconciling items (a)                   -    (20,721)          37              3      104,610           -         23,432
------------------------------------------------------------------------------------------------------------------------
                                 $528,842   $115,232     $ 26,259       $ 14,409   $2,552,209     $     -      $  28,924
========================================================================================================================
Year Ended December 31, 1999
Television Division              $469,347   $114,726     $ 23,824       $ 19,636   $2,281,100(b)  $ 9,821      $    (334)
Industrial Division                22,200      4,204          520            945       10,943           -            211
Reconciling items (a)                   -    (24,733)          34             45       53,942           -         24,494
------------------------------------------------------------------------------------------------------------------------
                                 $491,547   $ 94,197     $ 24,378       $ 20,626   $2,345,985     $ 9,821      $  24,371
========================================================================================================================
Year Ended December 31, 1998
Television Division              $445,850   $109,299     $ 21,278       $ 11,347   $2,199,687(b)  $   615      $  (8,305)
Industrial Division                21,243      3,642          424          1,119        8,738           -            234
Reconciling items (a)                   -    (18,271)         386             67       36,998           -         19,512
------------------------------------------------------------------------------------------------------------------------
                                 $467,093   $ 94,670     $ 22,088       $ 12,533   $2,245,423     $   615      $  11,441
========================================================================================================================

(a) Consists of Corporate Office and subsidiaries not included in Television Division or Industrial Division. Related operating loss consists solely of general and administrative expenses and, accordingly, excludes nonoperating income. Related assets consist primarily of cash and marketable securities.

(b) Includes marketable securities having an aggregate carrying value of $1,136,103, at December 31, 2000, $1,219,144, at December 31, 1999 and
$1,202,070 at December 31, 1998.

NOTE 11
--------------------------------------------------------------------------------
PROPOSED MERGER:

     As reported in Chris-Craft's Current Report on Form 8-K, dated August 23, 2000, Chris-Craft, BHC, and UTV have each agreed to be acquired by The News Corporation Limited ("News Corp.") for consideration consisting of cash and News Corp. preferred American depositary shares. Subject to limitations set forth in the respective merger agreements, Chris-Craft, BHC and UTV stockholders may elect to receive the consideration as all cash, all stock or a combination thereof. Consummation of each transaction is subject to stockholder approval, receipt of Federal Communications Commission and other regulatory approvals, and satisfaction of other customary conditions. Chris-Craft has agreed to vote its BHC stock in favor of the acquisition of BHC by News Corp., and BHC has agreed to vote its UTV stock in favor of the acquisition of UTV by News Corp. The parties anticipate that the transactions will be completed in the first half of 2001.

                   Quarterly Financial Information (Unaudited)
                  Chris-Craft Industries, Inc. and Subsidiaries

(In thousands of dollars             First    Second      Third     Fourth
 except per share data)             Quarter   Quarter    Quarter    Quarter    Year
----------------------------------------------------------------------------------------
Year Ended December 31, 2000
Operating revenues                 $127,834  $138,040   $124,668   $138,300  $528,842
Operating income                     28,825    32,296     22,924     31,187   115,232
Interest and other income, net       20,533    25,235     26,096     66,327   138,191
Equity loss and other related to
 United Paramount Network           (35,696)        -          -          -   (35,696)
Income before income taxes and
 minority interest                   13,662    57,531     49,020     97,514   217,727
Net income                            2,935    20,389     19,266    115,423   158,013
Earnings per share -
     Basic                              .08       .58        .55       3.30      4.52
     Diluted                       $    .07  $    .46   $    .43   $   2.62  $   3.58

Year Ended December 31, 1999

Operating revenues                 $111,460  $123,825   $119,804   $136,458  $491,547
Operating income                     19,566    27,687     24,351     22,593    94,197
Interest and other income, net       18,676    24,464     18,190     44,853   106,183
Equity loss and other related to
 United Paramount Network           (30,150)  (27,188)   (16,900)   (23,106)  (97,344)
Income before income taxes and
 minority interest                    8,092    24,963     25,641     44,340   103,036
Net income                              748     6,722      7,761     27,202    42,433
Earnings per share -
     Basic                              .02       .19        .22        .78      1.21
     Diluted                       $    .02  $    .15   $    .18  $     .62  $    .97